                                    EXHIBIT 10.4

                                   LEASE AGREEMENT


    THIS LEASE, made and entered into as of this 18th day of June 1996, by and between THE GRIFFIN COMPANY (hereinafter referred to as the "Landlord") and INTERNET ORGANIZING GROUP, INC., a Georgia corporation (hereinafter referred to as the "Tenant"):


                                 W I T N E S S E T H:

    1. PREMISES. The Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by the Tenant, and by these presents does lease and rent unto the said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter referred to as the "Premises') containing approximately 2,100 rental square feet on the Third Floor of Building 10 (hereinafter referred to as the "Building"), located in LAKE RIDGE 400 OFFICE PARK OFFICE PARK (hereinafter referred to as the "Office Park"), and being known as 7000 Peachtree Dunwoody Road, Building 10, Suite 300, Atlanta, Fulton County, Georgia 30328. The floor plan attached hereto as Exhibit "A" represents an approximation of the Premises to be leased pursuant to this Lease.

    2. TERM. To have and to hold the same for a term of three (3) years beginning on the 1st day of July, 1996, and ending on the 30th day of June 1999, at midnight (hereinafter referred to as the "Lease Term").

    In the event the Premises are ready for occupancy prior to the commencement date of the Lease Term and Tenant chooses to occupy the Premises at that time, all terms, covenants and conditions of this Lease shall be in full force and effect as of such date. Tenant shall pay a prorated share of the monthly rental payment for any partial calendar month during which Tenant occupies the Premises.

    3. RENTAL. Tenant agrees to pay Landlord, by payments to Griffin Management Services, Inc. (hereinafter referred to as "Managing Agent"), and delivered to Griffin Management Services, Inc., 750 Hammond Drive, Building Two, Atlanta, Georgia 30128, promptly on the first day of each month, in advance, during the Lease Term a monthly rental of Two Thousand Nine Hundred Seventy-Five and No/100 ($2,975.00) DOLLARS.

    Tenant hereby acknowledges that if any monthly payment of rent or any monies due hereunder from Tenant shall not be received by Landlord or the Managing Agent of Landlord within five (5) days after such payment is due, then Tenant shall pay a late charge equal to five percent (5%) of such delinquent amount. Any amounts payable hereunder by Tenant to

Landlord which are not paid on or before the date due as provided in this Lease shall bear interest at the rate of one and one-half percent (1 1/2%) per month from said due date until paid.

    4. FIRST AND LAST MONTHS' RENT IN ADVANCE. Upon execution of this Lease by Tenant, Tenant shall pay the first and last months' rent, receipt of which is acknowledged by Landlord. Interest shall not accrue on said monies and in the event of any default by Tenant hereunder, such amounts may be applied to any amounts owed by Tenant to Landlord.

    5. UTILITIES AND TAXES. Landlord shall pay all utility bills, including, but not limited to, gas, electricity, fuel, light, and heat bills for the Premises, and all charges for water, sewer and five (5) nights per week janitorial services rendered to the Premises. Landlord shall furnish to the Premises general cleaning and janitorial services required as a result of normal, prudent use of the Premises and only on Monday through Fridays, inclusive, with New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other recognized bank holiday (herein collectively referred to as the "Holidays") excepted. This paragraph is subject to Paragraph 14 of the Rules and Regulations attached hereto and incorporated herein by this reference (the "Rules and Regulations").

    Landlord shall be responsible for and shall pay when due all taxes levied against the Premises or levied against any larger unit of real property (including without limitation land, buildings, and other permanent improvements that are deemed by the taxing authorities to constitute real property), such as the Building or the Office Park, of which the Premises are a part. Tenant shall be responsible for and shall pay when due all taxes levied against any personal property or trade fixtures placed by Tenant in the Premises.

    6. COMMON AREA. Landlord and Tenant agree that Tenant shall have access to and the use of the parking lot of the Office Park, sidewalks, and common grounds provided Tenant is not in violation of any section of this Lease.

    7. RETURNED CHECKS. Tenant shall be charged the sum of Fifteen ($15.00) Dollars for any check returned to Landlord by Tenant's bank for non-payment of funds or any other reason whatsoever. Landlord may thereafter, at its sole option, insist upon payment of any sums due hereunder (including, without limitation, the monthly rental) by cashier or certified funds only.

    8. USE OF THE PREMISES. The Premises shall be used for general office purposes and for no other purposes, and in accordance with the Rules and Regulations. The Premises shall not be used for any illegal purposes, nor in any manner which will violate any requirements of Landlord's insurance or increase the rate of insurance on the Premises. At no time shall the Premises be used in any manner to create any nuisance or trespass.

    9. ABANDONMENT OF LEASED PREMISES. Tenant agrees not to abandon or vacate the Premises during the Lease Term, and agrees to use said Premises for the purpose set forth herein until the expiration of the Lease Term.

    10. REPAIRS BY LANDLORD. Landlord agrees to keep in good repair the roof, heating and cooling systems, foundations and exterior walls of or serving the Premises (exclusive of all glass and exterior doors), and underground utility and sewer pipes outside the exterior walls of the Building, except repairs rendered necessary by the negligence or intentional acts of Tenant, its agents, employees or invitees. Landlord gives to Tenant exclusive control of the Premises and Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defects. Landlord shall not be liable, under any circumstances, for any interruption or failure whatsoever in utility services.

    11. REPAIRS BY TENANT. Tenant agrees to return said Premises to Landlord at the expiration or prior termination of this Lease in as good condition as when first received, normal wear and tear excepted. Tenant shall make no alterations, additions or improvements to the Premises or the systems therein without the prior written consent of Landlord. All alterations, additions and improvements made by, for, or at the direction of Tenant shall, when made, become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease.

    12. RENT ADJUSTMENT. Commencing one year from the date of the initial Lease Term hereof and continuing on the same day of each year during the initial and any renewal term hereof, the annual rental for the next succeeding twelve
(12) month period shall be increased by an amount sufficient to provide an annual rental for said next succeeding twelve (12) month period (each successive twelve (12) month period to be hereinafter referred to as the "Adjustment Period") equal to the purchasing power of the annual rental for the month in which the initial Lease Term hereof commenced (hereinafter referred to as the "Base Month"). As soon as possible after the publication and issuance thereof, Landlord shall deliver to Tenant a true copy of the Consumer Price Index for the United States for All Urban Consumers for all items on the Bureau of Labor Statistics of the U.S. Department of Labor (hereinafter referred to as the "Index") for the Base Month and for the calendar month in which the Adjustment Period commences (the "Initial Adjustment Month"). If the Index for the Initial Adjustment Month shows an increase in consumer purchasing power as compared to that for the Base Month, Landlord shall deliver to Tenant a computation showing the increase in the annual rent for the Adjustment Period, said increase to be an amount equal to the percentage increase in the Index for the Initial Adjustment Month over the Index for the Base Month, multiplied by the annual rental in effect for the initial Lease Term hereof. Any such increase shall be payable by Tenant against amounts otherwise due from Tenant in equal monthly installments in advance on the first day of each month during the Adjustment Period; provided, however, that the first and second monthly installments of said increase shall be paid by Tenant on the date Tenant receives the computation showing the amount of said increase. If the Adjustment Period begins on a day other than the first day of the month, Tenant shall pay to Landlord, on demand, a prorated monthly installment of said increase. The adjusted monthly rental under this paragraph shall not be increased in any year by less than four percent (4%) nor greater than ten percent (10%) from the prior year's rental rate. For the purpose of this Lease, the "Base Month" will be July 1996. Notwithstanding anything to the contrary contained herein, in no event shall the base rent be adjusted in an amount less than set forth in Paragraph 3.

    13. INDEMNITY. Tenant agrees to indemnify and hold harmless the Landlord, its agents and employees, against any and all claims of any and every nature for damages to persons or property by reason of Tenant's use or occupancy of the Premises, and all claims, damages, judgments, costs, or expenses of any nature or description incurred by Landlord, its agents and employees, as a result thereof, including attorney's fees, court costs, and attorney's fees and court costs incurred in enforcing this indemnity provision of the Lease.

    14. GOVERNMENTAL ORDERS. Tenant agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority imposed by reason of Tenant's occupancy of the Premises, whether or not said requirements shall presently exist or shall hereinafter become effective. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Landlord and Tenant that if, in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent to be paid under this Lease, then whichever of Landlord or Tenant is obligated to comply with such requirements shall have the right to terminate this Lease by giving written notice of termination to the other party by certified mail, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate the necessity of compliance with such requirement by the party giving such notice unless the party receiving such notice of termination shall, before said termination becomes effective, pay to the party giving notice all costs of compliance in excess of one year's rent, or secure payment of said sum in a manner satisfactory to the party giving notice.

    15. CONDEMNATION. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, be condemned by any legally constituted condemnation authority, or sold to said authority by private sale under threat of condemnation, for any public use or purpose, then, in either of said events, the Lease shall terminate as of the date when possession thereof is taken or accepted by condemnation authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damages relating to such condemnation. It is further understood and agreed that neither the Tenant nor the Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination or rights accepted by condemnation authorities, and rental shall be accounted for as between Landlord and Tenant as of said date.

    16. ASSIGNMENT AND SUBLETTING. Tenant may sublease portions of the Premises to others provided such sublessee's operation is a part of the general operation of Tenant and under the supervision and control of Tenant, and provided such operation is within the purpose for which said Premises shall be used. Except as provided in the preceding sentence, Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest hereunder, or sublease the Premises, or any part thereof, or permit the use of Premises by any party other than Tenant. Consent to any assignment or sublease shall not terminate the continued effect of this paragraph, and all later assignments or subleases shall be made likewise only with the prior written consent of Landlord. An assignee or sublessee of Tenant shall, at the sole option of Landlord, become directly liable to Landlord for all obligations of Tenant hereunder, but no assignment or sublease by Tenant, or acceptance or acknowledgment of such assignment or sublease by Landlord, shall relieve the person or entity which was the original party and Tenant to the Lease of any liability hereunder. Landlord's acceptance of rent from such assignee or sublessee or other such party as an assignee or sublessee shall not relieve the original party who executed this Lease as Tenant from liability under this Lease.

    Requests for sublease or assignment shall be accompanied by a minimum service fee of $500 and Tenant agrees to reimburse Landlord for all legal fees and other expenses incurred by Landlord in connection with the request. Tenant shall make no profit on a sublease or assignment of this Lease and any increase in rent, bonus or other fee charged or received, which is higher than, or in addition to, the rent, and fees due under this Lease shall be paid to Landlord.

    17. REMOVAL OF PERSONAL PROPERTY. Tenant may, if not in default hereunder, prior to the expiration of this Lease, or any extension thereof, remove all unattached and movable personal property and equipment which it has placed in the Premises, provided Tenant repairs all damages to the Premises caused by such removal. All personal property of Tenant remaining in the Premises after the end of the Lease Term shall be deemed conclusively abandoned, excepting equipment leased from third party vendors, notwithstanding the title to or a security interest in such personal property may be held by an individual or entity other than Tenant, and Landlord may dispose of such personal property in any manner it deems proper, in its sole discretion. Tenant hereby waives and releases any claim against Landlord arising out of the removal or disposition of such personal property and waives and releases any claim to the personal property. Tenant shall indemnify and hold Landlord harmless for any costs, expenses or fees incurred by Landlord in connection with the removal and disposition of such personal property. Tenant shall reimburse Landlord for the cost of removing such personal property.

    18. SIGNS. Tenant shall not place signs nor decals upon or in the grounds, outside walls, windows, roofs, exterior building doors, or interior suite doors of the Premises, except with the written consent of Landlord or Landlord's Managing Agent which shall be granted in such party's sole discretion. Landlord agrees to provide Tenant, at Landlord's expense, one (1) exterior Building standard identification sign. Any additional signs shall be provided at Tenant's expense. Any and all signs placed within the Premises by Tenant shall be maintained in compliance with the rules and regulations governing such signs and the Tenant shall be responsible to Landlord for any damages caused by the installation, use, or maintenance of said sign, and Tenant agrees, upon removal of said signs, to repair all damage incident to such removal.

    19. ENTRY FOR CARDING, ETC. Landlord may card the Premises for "For Rent" or "For Sale" sixty (60) days before the termination date of this Lease. Landlord may enter the Premises at reasonable hours at any time during the Lease Term to exhibit same to prospective purchasers or tenants and to make repairs to Landlord's adjoining property, if any.

    20. EFFECT OF TERMINATION OF LEASE. No termination of this Lease prior to the expiration of the Lease Term by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to the termination of this Lease.

    21. MORTGAGEE'S RIGHTS. Tenant's rights shall be subject to any bona fide mortgage or deed to secure debt which is now or may hereafter be placed upon the Premises by Landlord. The terms of this paragraph shall be self-operative; provided, however, that Tenant, upon the request of any party in interest, shall promptly execute, deliver and record such instruments or certificates as may be reasonably required to carry out the intent of this paragraph. In addition, at the request of Landlord, Tenant shall execute and deliver instruments which provide that in any foreclosure proceedings under any security deed or mortgage, or in the event of transfer of title by deed in lieu of foreclosure to any mortgagee or designee thereof, Tenant, at the election and request of any mortgagee or designee thereof, shall attorn to the purchaser at foreclosure under the security deed or mortgage or to any mortgagee or designee thereof to whom title is so transferred by deed in lieu of foreclosure, as the case may be, as the Landlord or mortgagee under this Lease.

    22. NO ESTATE IN LAND. This Lease shall create only the relationship of Landlord and Tenant between the parties hereto and no estate shall pass out of Landlord. Tenant shall have only a usufruct, not subject to levy and sale, and not assignable or transferrable by Tenant except with Landlord's express written consent.

    23. LATE MOVE-IN. In the event Landlord fails, for any reason whatsoever, to deliver possession of the Premises to Tenant on or before the commencement date of the Lease Term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In the event Landlord fails, for any reason whatsoever, to deliver possession of the Premises to Tenant by July 25, 1996, than this Lease shall become null and void.

    24. HOLDING OVER. Should Tenant or any of its successors in interest continue to hold the Premises after termination of this Lease, whether such termination occurs by lapse of time or otherwise, with Landlord's acquiescence, and without any distinct agreement between the parties, such holding over shall constitute and be constructed as a tenancy at sufferance at a monthly rental equal to one and one-half (1 1/2) times the monthly rental (including Base

Rental and any adjusted and additional rental) provided herein at the time of such termination, if Landlord elects to accept such rent. During such time as Tenant shall continue to hold the Premises after the termination hereof, Tenant shall be regarded as a tenant at sufferance and not a tenant at will; subject, however, to all the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue, renew or extend the Lease Term and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Tenant shall be liable to Landlord for all damage which Landlord shall suffer by reason of Tenant's holding over and Tenant shall indemnify, defend and hold Landlord harmless against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. If Landlord accepts rent pursuant to this paragraph, Landlord shall always have the right to terminate Tenant's possession under this paragraph upon thirty (30) days' prior written notice to Tenant.

    25. ATTORNEY'S FEES AND HOMESTEAD EXEMPTION. If any rent or additional rental, or any other obligation of Tenant hereunder is collected by or through an attorney at law, Tenant agrees to pay FIFTEEN (15%) PERCENT thereof as attorney's fees. Tenant hereby waives any and all homestead rights and exemptions which it may have under any laws as against its obligation owing Landlord under this Lease. Tenant hereby assigns to Landlord its homestead and exemptions.

    26. RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties shall be cumulative, but not restrictive, to those given by operation of law.

    27. NOTICES. Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices hereunder, and all notices required under this Lease, the person in charge of the Premises at the time, or occupying said Premises; and if no person is in charge of, or occupying said Premises, then such service or notice may be made by attaching the same on the main entrance to said Premises. All written notices, other than notice of dispossessory or distraint proceedings required under the Lease shall be sent certified mail, return receipt requested, or by hand delivery, and shall be deemed given at the time it is placed in the U.S. mail, postage prepaid, or if delivered by hand, upon actual delivery. A copy of all notices under this Lease shall also be sent to Tenant's last known address, if different from said Premises. If notice address is different from the address of the Premises, all notices shall be sent to the address below.

    28. WAIVER OF RIGHTS. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's rights to demand strict compliance with the terms hereof.

    29.  TIME IS OF THE ESSENCE.  Time is of the essence of this Lease.

    30. DEFINITIONS. "Landlord" as used in this Lease shall include its heirs, representatives, assigns and successors in title to the Premises. "Tenant" as used in this Lease shall include its heirs, representatives and successors, and if this Lease shall be validly assigned or sublet, shall also include Tenant's assignees or sublessees as to the Premises covered by such assignment or sublease. "Broker" or "Co-Broker" as used in this Lease shall include its successors, assigns, heirs, and representatives. "Landlord," "Tenant," "Broker," and "Co-Broker" shall include male and female, singular and plural, corporation, partnership or individual, as it may pertain to the particular parties.

    31. DESTRUCTION OR DAMAGE TO THE PREMISES. If the Premises are totally destroyed by storm, fire, lighting, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of the Premises has been destroyed, and Landlord shall restore the Premises to substantially the same condition as before the damage as soon as reasonably possible, whereupon full rental shall commence. Provided, however, should the Premises be totally or partially destroyed as a result of the negligence or intentional acts of Tenant, its employees, agents, licensees, invitees, assignees, or sublessees, then Tenant shall be liable for any and all such damage to the Premises and the rental set forth herein shall not be abated.

    32. LIABILITY INSURANCE. Tenant shall carry fire and extended coverage insurance insuring Tenant's interest in its improvements and betterments to the Premises and any and all furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property.

    Tenant also agrees to carry a policy or policies of workers' compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in an amount of not less than Five Hundred Thousand and No/100 ($500,000.00) Dollars for the property damage and One Million and No/100 ($1,000,000.00) Dollars per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which shall instead include waiver of subrogation endorsement in favor of Landlord); (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Georgia; and (iii) provide that said insurance shall not be cancelled unless thirty (30) days' prior written notice shall have been given to Landlord. Said policy, or policies, or certificate thereof, shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each removal and/or modification of said insurance.

    33. WAIVER OF SUBROGATION. Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including, without limitation, any other tenants or occupants of the remainder of the Building in which the Premises are located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Landlord and Tenant each agree that it will request its insurance carriers to include in its policies such a clause of endorsement. If extra costs shall be charged therefor, each party shall advise the other thereof and of the amount of the extra costs, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra costs, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

    34. RULES AND REGULATIONS. Tenant and Tenant's agents, employees, contractors, licensees and invitees shall fully comply with all requirements of the Rules and Regulations attached hereto and incorporated herein by this reference (as changed from time to time as hereinafter provided). Landlord shall at all times have the right to change such Rules and Regulations or to promulgate other rules and regulations in such reasonable manner as Landlord, in its sole discretion, may deem advisable; provided, however, that such changes shall not become effective and a part of this Lease until a copy thereof shall have been delivered to Tenant. Tenant shall further be responsible for compliance with such Rules and Regulations by Tenant's agents, employees, contractors, licensees and invitees.

    35. DEFAULT. a) The following events shall be deemed to be Events of Default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of rent or any other charge or assessment against Tenant pursuant to the terms hereof when due and shall not cure such failure within five (5) business days after notice thereof to Tenant; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of rent or any other charge or assessment payable by Tenant, and shall not cure such failure within thirty (30) days after notice thereof to Tenant; (iii) any court or competent jurisdiction shall enter, with regard to Tenant, a decree or order for relief in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of Tenant's property or for a decree or order ordering the winding-up or liquidation of Tenant's affairs, and any such decree or order shall continue unstayed and in effect for a period of thirty (30) days, (iv) Tenant shall commence a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or Tenant shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or for any substantial part of Tenant's property; (v) Tenant shall abandon or vacate all or any portion of the Premises or fail to take possession thereof as provided in this Lease; or
(vi) Tenant shall do or permit to be done anything which creates a lien of any nature or whatsoever upon the Premises and shall not cure such lien within thirty (30) days after notice thereof to Tenant.

    b) Upon the occurrence of any of the aforesaid Events of Default, Landlord shall have the option to pursue any one or more of the following causes of action without any notice of demand whatsoever: (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession the Premises and expel or remove Tenant and its effects and any other person, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet Premises or through decrease in rent or otherwise; or (ii) Terminate this Lease and declare the entire amount of the rent required to paid hereunder by Tenant, which in Landlord's reasonable determination, would become due and payable during the remainder of the Lease Term, discounted to present value by using a discount factor of eight percent (8%) per annum, to be due and payable immediately. Upon acceleration of such amounts, Tenant agrees to pay the same at once together with all rents theretofore due, at Landlord's address as provided herein; provided, however that such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Premises, or portion thereof, during the Lease Term (with appropriate allocations of such rents in the event other tenants lease space in addition to the Premises), provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all costs, expenses and attorney's fees of Landlord incurred in connection with the termination of this Lease. Eviction of Tenant and reletting of the Premises and the acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; or (iii) Terminate Tenant's rights of possession (but not this Lease) and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any portion thereof, by entry (including the use of force if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease and without being liable to prosecution of any claim for damages therefor, and Landlord may, but shall be under no obligation to do so, relet the Premises or portion thereof to the agent of Tenant and receive the rent therefor, and Tenant shall pay Landlord any deficiency that may arise by reason of such reletting on demand at the office of Landlord; or (iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and Landlord may enter the Premises, by force is necessary, without being liable to prosecution of any claims for damages therefor, in order to accomplish this purpose on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages to Tenant for such action, unless caused by the negligence of Landlord or otherwise; or (v) Dispossess the Tenant by Summary Proceedings and receive all the rents and other charges up to the time of such re-entry by dispossession and Landlord may relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, but for the account of Tenant, for a term which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and Tenant shall also pay Landlord, as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, for each month of the period which would otherwise have constituted the balance of the Lease Term, any deficiency between (i) the sum of one monthly installment of rent and all charges that otherwise would have become due, and (ii) the net amount if any, of the monthly rents collected on account of the Lease of the Premises for the balance of the Lease Term.

    c) Any reletting of the Premises by Landlord in Landlord's name or Tenant's name shall not terminate this Lease, shall not release Tenant from any liability hereunder, and may be for such a term, rent amount and other conditions as Landlord deems desirable, without advertisement and by private negotiations. Tenant shall reimburse Landlord for all Landlord's costs, expenses and attorney's fees in connection with such reletting, including without limitation, all commissions and advertising costs. No action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless in writing and executed by Landlord. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord as provided above, allowance shall be made for expense of repossession and any repairs or remodeling undertaken by Landlord following repossession and there shall be added to the amount of rent due to Landlord as herein provided, all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys.

    d) Notwithstanding anything herein to the contrary, no termination of Tenant's right of possession of the Premises by dispossessory action or otherwise shall release Tenant from the performance of Tenant obligations under this Lease, including, without limitation, the timely payment of all rent reserved hereunder for the balance of the Lease Term following such termination of Tenant's right of possession.

    36. ENTIRE AGREEMENT. This document contains the entire agreement between the parties as to the subject matter hereof. No other document or agreement shall be effective to change, modify or terminate this Lease, whether in whole or in part, unless such agreement is in writing and signed by both Landlord and Tenant hereto. Tenant agrees and acknowledges that Landlord has not made any promises, representations or covenants which are not contained in this document.

    37. ESTOPPEL LETTER. Tenant shall, upon request from Landlord at any time, and from time to time execute, acknowledge and deliver to Landlord within five (5) working days, a written statement certifying as follows:

    (a) that this lease is unmodified and in full force and effect or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof; (b) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such defaults exist, the specific nature and extent thereof); (c) the date to which any rents and other charges have been paid in advance, if any; and (d) such other matter as Landlord may reasonably request.

    38. SUBORDINATION AND ATTORNMENT. This Lease is expressly subject to the lien of any holder of a first mortgage or a first priority deed to secure debt. Tenant, upon the request of any holder of such mortgage or deed to secure debt, or any person or entity succeeding to the interest of any such holder, agrees that it will automatically become the Tenant of such holder or its successor in interest, without change in the terms or other provisions of this Lease; provided, however, that neither the holder nor any such successor in interest shall be bound by (a) any payment of rental or additional rental for more than one (1) month in advance, except prepayments in the nature of security for the performance by said Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of the holder); or (b) any amendment or modification of this Lease made without the express written consent of the holder or said successor in interest. It is further agreed that the rights of the parties under this Lease are expressly subordinate to all the rights and title of any holder. The parties further expressly recognize and agree that, notwithstanding any such subordination, the holder of any prior mortgage or deed to secure debt may sell the Premises in the manner provided under its loan documents, promissory notes, mortgage or deed to secure debt, and thereby, at the option of the holder of such mortgage or deed to secure debt, sell the same subject to this Lease.

    39. FORCE MAJEURE. In the event of strike, labor trouble, civil commotion, act of God, of any other cause (collectively hereinafter referred to as "Force Majeure") outside and beyond Landlord's control, resulting in the impairment of Landlord's ability to perform any obligation or provide any service hereunder, this Lease shall not terminate, except at Landlord's election, and Tenant obligation to pay annual rental, additional rental and all other charges and sums due and payable by Tenant shall not be altered or excused, and Landlord shall not be considered to be in default under this Lease or liable in damages to Tenant in any manner.

    40. PHONE SYSTEM INSTALLATION. Installation of any phone system is to be totally at Tenant's expense. Coordination of dates, installation scheduling and specific requirements must be initiated by the Tenant and/or the phone company with the Landlord or Landlord's Managing Agent.

    41. TENANT CORPORATION PARTNERSHIP OR INDIVIDUAL. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of

Tenant does hereby covenant, warrant and represent that Tenant is a duly organized and validly existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter this Lease, and that each and all persons signing on behalf of the corporation are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. If Tenant executes this Lease as a partnership, Tenant does hereby covenant, warrant and represent that all the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, and that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor, by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. It is also agreed that each and every present and future partner of Tenant shall remain, at all times, jointly and severally liable hereunder, and that the death, resignation, or withdrawal of any partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord consents in writing to such release. If Tenant executes this Lease as an individual, Tenant does hereby covenant, warrant and represent that its legal residence address is that as set forth below its signature on this Lease.

    42. TENANT'S ACCEPTANCE. Tenant acknowledges that it has been afforded an opportunity to inspect the Premises and accepts the Premises "as is" and is suited for Tenant's intended use thereof, subject only to the completion of tenant improvements, if any, as described in this Lease. Upon completion of the tenant improvements, if any, contemplated by this Lease, or occupancy of the Premises by Tenant, whichever first occurs, Tenant shall be deemed to have accepted any improvements made since the date hereof.

    43. SPECIAL STIPULATIONS. The Special Stipulations, if any, attached hereto and initialed by Landlord and Tenant are hereby incorporated herein and made a part hereof. In the event the Special Stipulations conflict with any of the foregoing provisions of this Lease, the Special Stipulations shall control.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals hereunder and have caused this Lease to be executed in their names and their corporate seals to be affixed by their officers duly authorized thereunto, the day and year set forth below.

                                  TENANT:

Signed, sealed and delivered      INTERNET ORGANIZING GROUP, INC., a Georgia
                                  corporation
in the presence of:


/s/ Rick Rich                     By:/s/ Donald S. Shapleigh, Jr.
------------------------------       ----------------------------------------
Notary Public or Witness

                                       Name:Donald S. Shapleigh, Jr.
                                            ---------------------------------
                                                 (Please Print)
Rick Rich
------------------------------
Name (Please Print)                    Title:President and CEO
                                             --------------------------------

                                       Date:6/24/96
                                            ---------------------------------


                                       LANDLORD:

Signed, sealed and delivered           THE GRIFFIN COMPANY
in the presence of:


/s/ Laurie Goin                        By:/s/ John S. Dryman
-----------------------------------       -----------------------------------
Notary Public or Witness

                                       Name:John S. Dryman
                                            ---------------------------------
                                            (Please Print)
Laurie Goin
-----------------------------------
Name (Please Print)                    Title:President
                                             --------------------------------

                                       Date:6/24/96
                                            ---------------------------------

                                RULES AND REGULATIONS


Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by Landlord as provided in this Lease):

    1. Excepting microwave ovens, coffee pots and refrigerators, Tenant shall not permit in the Premises any cooking nor the use of any apparatus for the preparation of food or beverage, nor the use of any electrical apparatus likely to cause an overload of electrical circuits. No article deemed extra hazardous on account of fire and no explosive shall be brought into said Premises. No offensive gases or liquids will be permitted.

    2. The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by Tenant, its agents, servants, contractor, invitees or employees for any purpose other than ingress to and egress from the Premises. Landlord reserves entire control of all parts of the Building (as defined in the Lease) employed for the common benefit of the tenants including, without restricting the generality of the foregoing, sidewalks, entries, corridors and passages not within the Premises, washrooms, lavatories, air conditioning closets, fan rooms, janitor's closets and other closets, stairs, flumes, stacks, pipe shafts and ducts, and shall have the right to place such signs and appliances therein as it may deem advisable, provided that ingress to and egress from the Premises is not unduly impaired thereby.

    3. Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent of the Landlord. In giving such consent, Landlord shall have the right, in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damages done to the Building by removing or using any such heavy equipment or other office equipment or furniture must be repaired at the expense of Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur at reasonable hours and the persons employed to move the same in an out of the Building must be acceptable to Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates.

    4. Tenant shall not rekey existing locks, place, nor cause to be placed, any additional locks upon any doors of the Premises without the approval of Landlord and subject to any conditions imposed by Landlord. Additional keys may be obtained from Landlord at the cost of Tenant.

    5. The water closet and other water apparatus shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damages resulting form misuses of such facilities by Tenant or Tenant's servants or employees shall be borne by Tenant. Tenant shall not let the water run unless it is in actual use.

    6. Tenant shall not deface or mark any part of the Building or drive nails, spikes, hooks or screws into the wall or woodwork of the Building, except for installation of decorative items.

    7. No one shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

    8.   Canvassing, soliciting and pedalling in the Office Park is prohibited.

    9. Any hand trucks, carryalls, or similar equipment used in the Building shall be equipped with rubber tires, side guards and other safeguards as Landlord shall require.

    10.  No animals or birds shall be brought into the Premises.

    11. Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises or the Building without the approval of Landlord or in contravention of any regulation fixed by Landlord.

    12. Tenant shall, at the end of each business day, leave the Premises in a reasonably tidy condition for the purpose of the performance of Landlord's cleaning services as provided in this Lease.

    13. "Normal business hours" shall mean the days Monday through Friday, inclusive, except legal holiday, during the hours from 8:00 a.m. to 6:00 p.m., and Saturdays, except legal holidays, from 8:00 a.m. to 1:.00 p.m.

    14. In the use of electricity, Tenant shall not exceed the capacity of existing feeders, risers, electricity or wiring, which are designed to provide lighting and current for small business machines only, using 110 volt, 20 AMI' circuits. If any additional circuitry or wiring is required by Tenant, and Landlord approves the installation of the same in writing, such work shall be performed at Tenant's expense by Landlord's electrician or under Landlord's control and supervision, and Tenant shall pay Landlord for such additional work as billed. In the event the Tenant utilizes electric current or other utilities in excess of the amount which would be typically utilized by normal business office use in the Premises (excluding from the definition of such normal business office use, computers and data processing equipment), then Landlord shall have the right to charge Tenant as additional rent a reasonable sum as reimbursement for the direct cost of such additional use or services. In the event of a disagreement as to the reasonableness of the amount of such additional rent, the opinion of a qualified or local independent professional engineer selected by Landlord in good faith shall be binding upon Landlord and Tenant.

    15. Tenant shall have all curtains and window treatments approved by Landlord before installing on the Premises.

                 LAKE RIDGE 400 OFFICE PARK - BUILDING #10, SUITE 300


                           INTERNET ORGANIZING GROUP, INC.

                                 SPECIAL STIPULATIONS
                                 --------------------


1. Landlord and Tenant agree that Tenant shall accept the Premises in an "as is" condition per Exhibit "A" attached hereto, except for the renovations shown and listed on Exhibit "A" which Landlord agrees to provide, at its expense.

2. Tenant shall have the right, at its expense, to construct additional improvements to the Premises. Landlord and Tenant agree that the improvements to the Premises performed by Tenant shall be subject to the prior written approval of Landlord and shall be inspected by Landlord upon completion. In the event that Landlord determines that the completed work does not meet Landlord's standards, then any corrections to the improvements specified by Landlord shall be immediately remedied, at Tenant's expense, and shall again be subject to Landlord's approval.

3. Landlord and Tenant agree that Landlord shall hold the 2,100 square feet of office space on the Second Floor of Building (hereinafter referred to as "Suite 200" and as outlined on Exhibit "B" attached hereto) off the market and Tenant shall pay additional rent in the amount of Two Thousand Nine Hundred Seventy-Five ($2,975.00) Dollars per month from September 1, 1996 through November 30, 1996.

4. Landlord and Tenant agree that until November 30, 1996, provided Tenant is not in default hereof, Tenant shall have the right to expand into Suite
    200. If Tenant exercises its right to lease such Suite 200, the monthly rental shall be Three Thousand One Hundred Fifty and No/100 ($3,150.00) Dollars, as adjusted by Paragraph 12 of the Lease. The term shall be coterminous with this Lease. Tenant agrees to accept the Suite 200 is an "as is" condition, except Landlord agrees to paint walls only to match existing color, excluding base, door, windows, and trim and steam clean existing carpet. In the event Tenant does not exercise its right to lease such Suite 200 on or before November 15, 1996, the Tenant's right shall terminate and be of no further force or effect.

5. Pursuant to Stipulation #4, Landlord agrees to grant Tenant the right of first refusal to lease Suite 200. Upon Landlord presenting a lease proposal for the Suite 200 to a third party tenant, Tenant shall have three
    (3) business days within which to notify Landlord, in writing, of its decision to lease or not to lease the Suite 200. In the event that a third party tenant does not lease Suite 200, then this right of first refusal shall be ongoing. If Tenant exercises said right of first refusal, then Tenant agrees to execute an Amendment to this Lease for such Suite 200 upon the same terms and conditions as set froth above for a minimum term of three (3) years from the amendment date. Landlord and Tenant agree that the initial Lease Term shall become co-terminus with the term of the lease for the Suite 200. The monthly rent for the amended Premises shall be increased by $3,150.00 for the period July 1, 1996 through June 30, 1997; by $3,276.00 for the period July 1, 1997 through June 30, 1998; and by $3,407.04 for the period July 1, 1998 through June 30, 1999. The rent shall be adjusted annually pursuant to Paragraph 12 of the Lease.

6. Landlord agrees to grant to Tenant, but not any assignee or sublessee, the right to renew this Lease for one (1) two year period under the same terms and conditions as set forth in this Lease, at the then current rental rate, as adjusted by Paragraph 12 of this Lease; provided Tenant is not in default at the time of Tenant's exercise of said right, and provided Tenant has not previously had an Event of Default during the Term of this Lease. Tenant shall give written notice to Landlord of Tenant's exercise of said option on or before March 1, 1999 or said right to renew shall expire.

7. Landlord and Tenant agree that Tenant shall have the right to terminate this Lease at midnight on December 31, 1997 by giving written notice to Landlord of its intent to terminate on or before September 1, 1997 and by paying, at the time of notice, a penalty in the amount of an amount equal to eight (8) times the then current monthly rental; provided Tenant is not in default under this Lease at the time of Tenant's exercise of said right. If Tenant does not exercise this right to terminate, as specified above, then this right shall become null and void and the Lease shall remain in full force and effect.

8. Landlord and Tenant acknowledged that the monthly rent is inclusive of $1.00 per square foot for estimated increased utility usage. In the event the Tenant utilizes electric current or other utilities in excess of the amount which has been estimated, then Landlord shall have the right to charge Tenant as additional rent a reasonable sum as reimbursement for the direct cost of such additional use or services. In the event of a disagreement as o the reasonableness of the amount of such additional rent, the opinion of a qualified or local independent professional engineer selected by Landlord in good faith shall be binding upon landlord and Tenant.

9. Landlord and Tenant agree that Tenant shall have access and use of the Premises 24 hours per day, seven days per week, and 365 days per year.

10. Tenant agrees to observe and abide by the rules and regulations of the Declaration of Condominium and By-Laws that establish and govern Lake Ridge 400 Condominium Office Park.

11. Tenant acknowledges that the principals of Landlord are licensed real estate brokers, and are receiving a real estate commission in connection with this transaction.

12. Landlord and Tenant agree that Landlord shall provide and install up to two
    (2) high pressure sodium exterior lighting fixtures on the exterior of the Building.

13. Landlord and Tenant agree that the landscaped areas immediately adjacent to the Building will be maintain in a manner consistent with other comparable office buildings in the North Central Atlanta office market.

14. Landlord and Tenant agree that Tenant may, at its expense, perform the work explained in the Scope of Work Memorandum from Ms. Belinda Morgan dated June 6, 1996 attached hereto as Exhibit "C". It is further agreed that Tenant shall not install any security devices to the exterior of the Building other than those outlined in Stipulation #12.

STATE OF GEORGIA

COUNTY OF FULTON


                                   FIRST AMENDMENT
                                   ---------------

    THE FIRST AMENDMENT (hereinafter called the "Amendment") made and entered into as of this 12th day of December, 1996 by and between THE GRIFFIN COMPANY (hereinafter called the "Landlord") and INTERNET ORGANIZING GROUP, INC. (hereinafter called the "Tenant");


                                 W I T N E S S E T H:
                                 -------------------

    WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated June 18, 1996 (hereinafter called the "Lease") for approximately, 2,100 square feet on the Third Floor of Building #10 (hereinafter called the "Premises") in LAKE RIDGE 400 OFFICE PARK, and being further described as 7000 Peachtree Dunwoody Road, Building #10, Suite 300, Atlanta, Fulton County, Georgia 30328; and

    WHEREAS, Landlord and Tenant desire to amend the Lease in order to make the following modifications:

    NOW, THEREFORE, it is hereby agreed that for and in consideration of the additional terms and conditions set forth below, said Lease is hereby modified and amended as follows:

    1. Special Stipulation #3 is hereby amended by deleting the words and numbers November 30, 1996 appearing in Line 5 and substituting the words and numbers February 28, 1997 in lieu thereof.

    2. Special Stipulation #4 is hereby amended by deleting the words and numbers November 30, 1996 appearing in Line 1 and substituting the words and numbers February 28, 1997 in lieu thereof, and by deleting the words and numbers November 15, 1996 appearing in Line 8 thereof, and substituting the words and numbers February 15, 1997 in lieu thereof.

    It is mutually agreed that the above provisions shall be effective December 1, 1996.

    Except as herein provided, all terms and conditions of the Lease shall remain the same.

    IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representative to execute this Amendment under seal as of the dates set forth below.


                                       TENANT:

Signed, sealed and delivered           INTERNET ORGANIZING GROUP,
in the presence of:                         INC.


/s/ Belinda L. Morgan                  /s/ Donald S. Shapleigh, Jr.
-----------------------------------    --------------------------------------
Witness


Belinda L. Morgan                      Name:/s/ Donald S. Shapleigh, Jr.
-----------------------------------         ---------------------------------
Name (Please Print)                                   (Please Print)

                                       Date: 12/30/96


                                       LANDLORD:

Signed, sealed and delivered           THE GRIFFIN COMPANY
in the presence of:


/s/ Laurie Goin                        /s/ John S. Dryman
-----------------------------------    --------------------------------------
Witness                                John S. Dryman
                                       President


Laurie Goin                            Name: 1/6/97
------------------------------              ---------------------------------
Name (Please Print)                                   (Please Print)

                                       Date: